Exhibit 4.3

EXECUTION COPY

 AMENDMENT NO. 2 TO AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2 to the Amended and Restated Registration Rights Agreement (“Amendment”), dated as of May15, 2017, further amends that certain Amended and Restated Registration Rights Agreement, dated July 11, 2014 (the “Agreement”), by and among Star Bulk Carriers Corp., a Marshall Islands corporation (the “Company”), and the Persons party thereto, as amended by Amendment No. 1, dated as of August 28, 2014, by and between Company and Excel Maritime Carriers Ltd.. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and certain shareholders of the Company are party to the Agreement;

WHEREAS, pursuant to the Purchase Agreement, dated as of January 23, 2017 (the “Purchase Agreement”), by and among the Company, Senator Global Opportunity Master Fund L.P. (“Senator”) and OCM XL Holdings, L.P. (“XL Holdings”), Senator received 3,065,980 common shares, par value $0.01 per share, of the Company (the “Common Shares”) ;

WHEREAS, in conjunction with the Purchase Agreement and the transactions contemplated thereby, the Company has agreed to offer Senator the opportunity to receive registration rights upon delivery of a duly executed signature page to the Amendment; and

WHEREAS, pursuant to Section 3.05 of the Agreement, the Company and the Oaktree Holders Majority desire to amend the Agreement as provided herein to provide for the grant of registration rights with respect to the shares of Common Shares issued to the New Holders.

NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned does hereby agree as follows:

1.	Section 1.01 of the Agreement is hereby amended as follows:

a.	The following definitions are added to Section 1.01:

““Original Investors” means the Monarch Holders, each of the Oaktree Holders, each of the Pappas Holders and each of the New Holders.”

““Senator Holder” means Senator Global Opportunity Master Fund L.P. and any successor funds thereto, and their respective Affiliates that are direct or indirect equity investors in the Company.”

““Second Amendment Date” means May 15, 2017.”

b.	The following definition is hereby amended and restated as follows:

““Investor” means each of the Monarch Holders, each of the Oaktree Holders, each of the Pappas Holders each of the New Holders, and the Senator Holder.”

c.	The following proviso is added to the end of the definition for Registrable Securities:

“; provided, further, however, that any Registrable Securities beneficially owned by the Senator Holder shall cease to be Registrable Securities when such securities are eligible to be transferred without being subject to volume restrictions under Rule 144.”

2.	Section 2.01(a) of the Agreement is hereby amended to replace the first sentence with the following:

“Filing. On or prior to the Filing Date, the Company shall use its reasonable best efforts to prepare and file with the Commission a Shelf Registration Statement covering the resale of all Registrable Securities owned by the Original Investors; provided, that, if the Company shall have filed a Shelf Registration Statement covering the resale of certain Registrable Securities owned by the Investors, then the Company shall not be required to prepare and file a Shelf Registration Statement covering such Registrable Securities on or prior to the Filing Date. Within 60 days after the Second Amendment Date, the Company shall use its reasonable best efforts to prepare and file with the Commission a Shelf Registration Statement covering, or shall amend an existing Shelf Registration Statement to cover, the resale of all Registrable Securities beneficially owned by the Oaktree Holders, the Pappas Holders, the Silver Oak Holder, and the Senator Holder, in each case, to the extent such Registrable Securities have not already been registered under a Shelf Registration Statement.”

3.	Section 2.01(e)(i) of the Agreement is hereby amended by replacing it in its entirety with the following:

“An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated only by an Original Investor (an “Initiating Shelf Take-Down Holder”). Except as set forth in Section 2.01(e)(iii) with respect to Marketed Underwritten Shelf Take-Downs, each such Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder.”

4.	Section 2.03(a) of the Agreement is hereby amended to replace the first parenthetical with the following:

“(and, with respect to a Company Public Sale, if and only if each Original Investor agrees to such request),”

5.	Section 2.06 of the Agreement is hereby amended by replacing it in its entirety with the following:

“SECTION 2.06. No Inconsistent Agreements; Additional Rights. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of (i) the Monarch Holders Majority, (ii) the Oaktree Holders Majority, (iii) the Silver Oak Holder, and (iv) the Senator Holder (for so long as the Monarch Holders, the Oaktree Holders, the Silver Oak Holder, and the Senator Holder hold any Registrable Securities, respectively), any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including allowing any other holder or prospective holder of any securities of the Company (a) registration rights in the nature or substantially in the nature of those set forth in Section 2.01 or Section 2.02 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to Registrations of the type contemplated by Section 2.02(a)(ii) through (iv)) or (b) demand registration rights in the nature or substantially in the nature of those set forth in Section 2.01 that are exercisable prior to such time as the Requesting Investors can first exercise their rights under Section 2.01.”

6.	Section 3.01 of the Agreement is hereby amended by replacing it in its entirety with the following:

“SECTION 3.01. Term. This Agreement shall terminate with respect to any Holder, (i) with the prior written consent of such Holder, (ii) if such Holder and its Affiliates beneficially own less than 5% of the outstanding Company Shares, if all of the Registrable Securities then owned by such Holder and its Affiliates could be sold in any ninety (90)-day period pursuant to Rule 144 without restriction as to volume or manner of sale or (iii) if all of the Registrable Securities held by such Holder have been sold in a Registration pursuant to the Securities Act or pursuant to an exemption therefrom.”

7.	Section 3.06 of the Agreement is hereby amended by replacing it in its entirety with the following:

“SECTION 3.06. Successors, Assigns and Transferees. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of the Company, the Monarch Holders Majority, the Oaktree Holders Majority, the Silver Oak Holder, and the Senator Holder (for so long as the Monarch Holders, the Oaktree Holders, the Silver Oak Holder, and the Senator Holder hold any Registrable Securities, respectively); provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, by any Investor to any transferee of Registrable Securities that holds (after giving effect to such transfer) in excess of one percent (1%) of the then-outstanding Company Shares and such transferee shall, with the consent of the transferring Investor, be treated as an “Investor” for all purposes of this Agreement (it being understood that, without such consent from the transferring Investor, such transferee shall be treated as a “Holder” for all purposes of this Agreement) (each Person to whom the rights and obligations are assigned in compliance with this Section 3.06 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided, further, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance acceptable to each Investor, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Investors determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer).”

8.
The Senator Holder hereby accedes to and ratifies the Agreement and covenants and agrees with the Company to be bound by the terms of the Agreement as a “Holder” and to duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Agreement in all respects as if named as a party therein.

9.
The Company covenants and agrees that the Senator Holder shall be entitled to all the benefits of the terms and conditions of the Agreement to the intent and effect that the Senator Holder shall be deemed, with effect from the date hereon, to be a party to the Agreement as a “Holder.”

10.	The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect.

11.
This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of manually executed counterpart of this Amendment.

12.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STAR BULK CARRIERS CORP.

By:	/s/ Simos Spyrou
Name: Simos Spyrou
Title: Co-Chief Financial Officer

[Signature Page to Amendment No. 2 to Amended and Restated Registration Rights Agreement]

INVESTORS:
OAKTREE VALUE OPPORTUNITIES FUND, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Vice President

OAKTREE OPPORTUNITIES FUND IX DELAWARE, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OAKTREE OPPORTUNITIES FUND IX (PARALLEL 2), L.P.

By:	Oaktree Opportunities Fund IX GP, L.P.
Its:	General Partner

By:	Oaktree Opportunities Fund IX GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Vice President

[Signature Page to Amendment No. 2 to Amended and Restated Registration Rights Agreement]

OCM XL HOLDINGS L.P.

By:	Oaktree Fund GP 2A Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Vice President

OAKTREE DRY BULK HOLDINGS LLC

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OCM FIE, LLC

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Amended and Restated Registration Rights Agreement]

SENATOR GLOBAL OPPORTUNITY MASTER FUND LP

By:	/s/ Evan Gartenlaub
Name: Evan Gartenlaub
Title: Authorized Signatory of Investment Fund

[Signature Page to Amendment No. 2 to Amended and Restated Registration Rights Agreement]